Exhibit 10(a)26

SECOND AMENDMENT
TO THE
SOUTHERN COMPANY
EMPLOYEE SAVINGS PLAN

WHEREAS, Southern Company Services, Inc. adopted the latest amendment and restatement of The Southern Company Employee Savings Plan (“Plan”), effective as of January 1, 2018;
WHEREAS, pursuant to Section 15.1 of the Plan, the Southern Company Employee Savings Plan Committee (“Administrative Committee”) may amend the Plan, provided the amendment either (a) does not involve a substantial increase in cost to any Employing Company, or (b) is necessary, proper, or desirable in order to comply with applicable laws or regulations enacted or promulgated by any federal or state governmental authority and to maintain the qualified status of the Plan; and
WHEREAS, the Administrative Committee, in its settlor capacity, desires to amend the Plan to provide for cessation of participation for employees of Gulf Power Company who are no longer Employees due to the divestiture that occurred on January 1, 2019 and to provide for full vesting for the Accounts of such employees.
NOW, THEREFORE, pursuant to resolutions adopted on October 22, 2018, the Administrative Committee hereby amends the Plan as follows, effective as specified below:
1.
The Plan is hereby amended by adding a new paragraph (d) to Section 3.7 to read as follows:
(d)    Gulf Power Company.
(1)    Cessation of Participation. Effective as of January 1, 2019, Participants who cease to be Employees due to the sale of Gulf Power Company will cease to be eligible to actively participate in the Plan.
(2)    Vesting Acceleration. Effective as of January 1, 2019, (i) Gulf Power Company will cease to be an Employing Company under the Plan; and (ii) Participants who cease to be Employees due to the sale of Gulf Power Company will be deemed to be fully vested in their Accounts for all purposes hereunder.
2.
The Plan is hereby amended by deleting Gulf Power Company from the list of Employing Companies in Appendix A.

3.
Except as amended by this Second Amendment, the Plan shall remain in full force and effect.

IN WITNESS WHEREOF, the Administrative Committee, through its authorized representative, has adopted this Second Amendment to The Southern Company Employee Savings Plan, as amended and restated as of January 1, 2018, this 29th day of January, 2019.

EMPLOYEE SAVINGS PLAN COMMITTEE
By:	/s/James M. Garvie

Name:	James M. Garvie

Its:	Chairperson

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